UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025
MIND Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13490	76-0210849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2002 Timberloch Place, Suite 400
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-353-4475
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value per share	MIND	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity Distribution Agreement

On August 28, 2025, MIND Technology, Inc. (the “Company”) entered into an equity distribution agreement (the “Sales Agreement”) with Lucid Capital Markets LLC (the “Agent”), pursuant to which the Company may offer and sell up to $25.0 million of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, from time to time through the Agent (the “Offering”). The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include, among other things, future acquisitions, the financing of capital expenditures and additions to its working capital.

Pursuant to the Sales Agreement, the Shares may be offered and sold through the Agent by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on the NASDAQ Capital Market, on any existing trading market for the Shares or to or through a market maker other than on an exchange or, if specified in a placement notice from the Company, in negotiated transactions. Under the Sales Agreement, the Agent will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the Shares sold through the Agent from time to time pursuant to the terms of the Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreement and may suspend solicitations and offers under the Sales Agreement at any time.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-286763) declared effective by the Securities and Exchange Commission (the “SEC”) on May 1, 2025. The Company is filing a prospectus supplement, dated September 2, 2025, to the prospectus, with the SEC in connection with the Offering.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the Sales Agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated into this Item 1.01 by reference.

Relationships

The Agent and its affiliates may from time to time in the future provide to the Company and its affiliates certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they would receive customary fees and commissions. In addition, Peter H. Blum, who serves as a director on the Company’s Board of Directors, is also Vice Chairman of the Agent. From time to time the Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

Item 7.01	Regulation FD Disclosure.

On September 2, 2025, the Company issued a press release announcing the Sales Agreement and the Share Repurchase Program (as defined below). A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference into Item 7.01. The information in this Item 7.01 (including the press release attached as Exhibit 99.1 and incorporated by reference into Item 7.01) is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section, and will not be incorporated by reference into any filing under the Exchange Act or the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events.

On August 28, 2025, the Company’s Board of Directors authorized a share repurchase program (the “Share Repurchase Program”) for the repurchase of up to $4.0 million of the Company’s commons stock through August 31, 2027. The Share Repurchase Program is effective immediately.

Under the Share Repurchase Program, the Company may purchase its ordinary shares through various means, including open market transactions, privately negotiated transactions, block trades, any combination thereof or other legally permissible means. The Company may effect repurchase transactions in compliance with Rule 10b5-1 and Rule 10b-18 of the Exchange Act. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with the Company’s working capital requirements, general business conditions and other factors. The Share Repurchase Program does not obligate the Company to repurchase any specific dollar amount or number of shares and share repurchases thereunder will be made in accordance with applicable securities laws and may be discontinued by the Company, in its sole discretion and without notice.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

1.1	Sales Agreement, dated as of August 28, 2025, by and between MIND Technology, Inc. and Lucid Capital Markets LLC.
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1 hereto).
99.1	Press release dated September 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND Technology, Inc.

September 2, 2025	By:	/s/ Robert P. Capps

Name: Robert P. Capps
Title: President and Chief Executive Officer